Exhibit 21.1

                         Subsidiaries of the Registrant


As of December 31, 2004, Giant Motorsports, Inc. had the following wholly-owned subsidiaries:

      W.W. Cycles, Inc. - Ohio

      Chicago Cycle, Inc. - Nevada